UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

________________________

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

________________________

Federally Chartered Corporation	000-51397	13-6400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 20, 2026, the Federal Home Loan Bank of New York (“FHLBNY”) was informed by FHLBNY New York Member Director Steven M. Klein that, effective as of the close of FHLBNY business on July 20, 2026, as a result of the merger of Northfield Bank, a FHLBNY New York member, with and into Columbia Bank, a FHLBNY New Jersey member, Northfield Bank would no longer be a member of the FHLBNY. Since FHLBNY Member Directors are required by regulation to be directors or officers of an FHLBNY member institution, and as Mr. Klein had previously qualified to serve on the FHLBNY’s Board of Directors as a Member Director because of his role as Chairman, President and Chief Executive Officer of Northfield Bank, Mr. Klein submitted his resignation letter informing the FHLBNY that, effective as of the close of FHLBNY business on July 20, 2026, he would no longer qualify to serve as a Member Director, thereby resigning from the FHLBNY’s Board of Directors as of such date.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: July 24, 2026	By:	/s/ Brinda Bhattacharjee
Name: Brinda Bhattacharjee
Title: Senior Vice President and Chief Financial Officer

3